EX-99.77Q1(A): COPIES OF ANY MATERIAL AMENDMENTS TO THE REGISTRANT'S CHARTER OR BY-LAWS

Amendment No. 17 to the Agreement and Declaration of Trust is hereby incorporated by reference to Exhibit (a)(18) to Post-Effective Amendment No. 57 filed on August 13, 2007 (Accession No. 0000950137-07-012261).

Amendment No. 18 to the Agreement and Declaration of Trust is hereby incorporated by reference to Exhibit (a)(19) to Post-Effective Amendment No. 57 filed on August 13, 2007 (Accession No. 0000950137-07-012261).